Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited) For the Six Months Ended June 30,

                                                             1995
                                          --------------------------------------
                                                         Interest      Average
                                           Average        Income        Yield/
                                         Balance (4)    Expense(1)     Rate(1)
                                        ----------- ------------- ------------
                                                     (In Thousands)
ASSETS
Interest-Earning Assets:
  Loans (2)                                $969,339      $45,366           9.44%
  Industrial Revenue Bonds (3)                6,998          409          11.79
  Investments:
    Taxable                                 212,992        6,693           6.34
    Tax-Favored Debt Securities              46,685        1,540           6.65
    Tax-Favored Equity Securities            16,281          520           6.44
  Interest-Bearing Deposits in Banks            100            1           2.02
  Federal Funds Sold                         34,280        1,003           5.90
                                            -------      -------
    Total Interest-Earning Assets         1,286,675       55,532           8.70
                                                         -------
  NonInterest-Earning Assets                110,167
  Allowance for Possible Loan Losses        (21,894)
                                            -------
    Total Assets                         $1,374,948
                                         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                 $578,005       10,520           3.67
  Certificates of Deposit $100,000
    and Over                                113,349        2,985           5.31
  Other Time Deposits                       342,524        8,872           5.22
                                            -------      -------
    Total Interest-Bearing Deposits       1,033,878       22,377           4.36

  Short-Term Borrowings                      41,574        1,409           6.83
                                            -------      -------
    Total Interest-Bearing Liabilities    1,075,452       23,786           4.46
                                                         -------
NonInterest-Bearing Liabilities:

  Demand Deposits                           170,583
  Other Liabilities                          16,898
                                            -------
    Total Liabilities                     1,262,933

  Stockholders' Equity                      112,015
                                            -------
    Total Liabilities and
      Stockholders' Equity               $1,374,948
                                        ===========
Net Interest Income                                      $31,746
                                                         =======

Interest Rate Spread (5)                                                 4.24%

Net Yield on Earning Assets (6)                                          4.98%



(1)  On a fully taxable equivalent basis.  Calculated using a Federal Income
     Tax Rate of 35%.
(2)  Includes nonperforming loans.
(3)  Industrial revenue bonds are included in Loans in the Financial Statements.
(4)  Average balances are based on historical amortized cost balances.
(5) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid for interest-bearing liabilities.
(6) Net yield on earning assets is net interest income divided by total interest-earning assets.

The accompanying notes are an integral part of these consolidated financial statements.

Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited) For the Six Months Ended June 30,

                                                        1994
                                          --------------------------------------
                                                        Interest       Average
                                           Average       Income/        Yield/
                                        Balance (4)     Expense(1)     Rate(1)
                                        ----------- -------------   ----------
                                                     (In Thousands)
ASSETS
Interest-Earning Assets:
  Loans (2)                                $826,659      $32,982         8.05%
  Industrial Revenue Bonds (3)               10,155          461        9.15
  Investments:
    Taxable                                 199,645        5,383        5.44
    Tax-Favored Debt Securities              29,857          742        5.01
    Tax-Favored Equity Securities            26,975          533        3.98
  Interest-Bearing Deposits in Banks          2,006           34        3.42
  Federal Funds Sold                         15,122          266        3.55
                                            -------      -------
    Total Interest-Earning Assets         1,110,419       40,401        7.34
                                                         -------
  NonInterest-Earning Assets                 94,750
  Allowance for Possible Loan Losses        (19,267)
                                            -------
    Total Assets                         $1,185,902
                                        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                 $500,139        6,166        2.49
  Certificates of Deposit $100,000
    and Over                                 67,380        1,196        3.58
  Other Time Deposits                       309,549        5,802        3.78
                                            -------      -------
    Total Interest-Bearing Deposits         877,068       13,164        3.03

  Short-Term Borrowings                      40,172          965        4.84
                                            -------      -------
    Total Interest-Bearing Liabilities      917,240       14,129        3.11
                                                         -------
NonInterest-Bearing Liabilities:

  Demand Deposits                           157,145
  Other Liabilities                          11,975
                                            -------
    Total Liabilities                     1,086,360

  Stockholders' Equity                       99,542
                                            -------
    Total Liabilities and
      Stockholders' Equity               $1,185,902
                                        ===========
Net Interest Income                                      $26,272
                                                         =======

Interest Rate Spread (5)                                                 4.23%

Net Yield on Earning Assets (6)                                          4.77%



(1)  On a fully taxable equivalent basis.  Calculated using a Federal Income
     Tax Rate of 35%.
(2)  Includes nonperforming loans.
(3)  Industrial revenue bonds are included in Loans in the Financial Statements.
(4)  Average balances are based on historical amortized cost balances.
(5) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid for interest-bearing liabilities.
(6) Net yield on earning assets is net interest income divided by total interest-earning assets.

The accompanying notes are an integral part of these consolidated financial statements.